Exhibit 99.1

Citizens Financial Corp.’s earnings for the first quarter of 2008 were $462,000 compared to $453,000 in the first quarter of 2007.  On a per share basis year-to-date earnings were $0.25 for both 2008 and 2007.

Citizens is a one bank holding company which serves much of eastern West Virginia through the six branches of it’s subsidiary, Citizens National Bank, and is headquartered in Elkins, West Virginia.  The company’s stock trades on the over the counter bulletin board under the symbol CIWV.